EXHIBIT 99.1


PRESS RELEASE

PRG-SCHULTZ REPORTS FOURTH QUARTER AND FULL-YEAR 2002 FINANCIAL RESULTS

REVENUES AND EARNINGS IN LINE WITH PREVIOUS OUTLOOK; STRONG INCREASE IN EARNINGS AND MARGINS OVER Q4 2001; 2003 OUTLOOK REVISED

ATLANTA--(BUSINESS WIRE)--Feb. 27, 2003-- PRG-Schultz International, Inc. (Nasdaq:PRGX) today announced financial results for the fourth quarter and full-year 2002, revised its 2003 full-year outlook and provided an outlook for the first quarter 2003.

Fourth Quarter 2002 Financial Highlights

     o Reported EPS from continuing operations was $0.08 per share on a diluted basis.
     o Pro-forma EPS from continuing operations was $0.19 per share on a diluted basis, excluding non-recurring expenses of $10.3 million, or $0.08 per diluted share, and transition expenses of $3.4 million, or $0.03 per diluted share.
     o    Revenues totaled $118.6 million:
     o    Revenues from Accounts Payable Services totaled $104.7 million.
     o    Revenues from Other Ancillary Services totaled $13.9 million.
     o Operating income margin increased to 8.7% of revenues from 2.5% during the fourth quarter of 2001. Excluding non-recurring and transition expenses of $13.7 million, operating income margin was 20.2% for the fourth quarter of 2002.
     o EBITDA margin (equivalent to operating income margin of 8.7% plus depreciation and amortization of 4.3% of revenues) improved to 13.0% of revenues from 8.9% during the fourth quarter of 2001. Excluding non-recurring and transition expenses of $13.4 million, EBITDA margin was 24.3% for the fourth quarter of 2002.
     o Cash flow from operating activities increased to $42.8 million for the twelve months ended December 31, 2002, from $29.2 million for the same period a year ago.

John Cook, chairman and chief executive officer of PRG-Schultz stated, "I am proud that PRG-Schultz delivered solid fourth quarter and full-year financial results which were within the ranges we provided in October. During a period in which we have been making significant changes in our US Accounts Payable organization, and in what has continued to be a challenging environment, we achieved our revenue and earnings objectives for the quarter, resulting in significant year over year improvements in earnings, margins and cash flow."

"2002 was a milestone year for PRG-Schultz. We created the definitive industry leader, completing the successful integration of PRG and HS&A," Cook continued. "Our newly-combined US Accounts Payable organization is now in place, and we expect the integration of our US Retail and Commercial operations to be completed during the first quarter. We are very pleased with the progress we have made to date. Given the significant changes we are making to our US Commercial model coupled with the continuation of negative market trends in that business, and given the increasing uncertainty in the retail industry and other major industries we serve, we believe it is prudent to be more conservative in our 2003 outlook for our US business. Our international business is performing well, and we expect to realize our previous revenue growth outlook in those markets."

Cook added, "We firmly believe that integrating our US Accounts Payable business will further enable us to leverage our combined industry expertise, capitalize on broad-scope audit opportunities and better align service delivery to the needs and opportunities of our clients. We will continue to leverage our successful business model and our market leadership to capitalize on what we believe to be significant long-term growth opportunities, both in the US and internationally, and to deliver enhanced value to our shareholders."

Fourth Quarter 2002 Financial Results

Revenues for the fourth quarter of 2002 totaled $118.6 million, compared to $86.4 million in the fourth quarter of 2001. Revenues from Accounts Payable Services and Other Ancillary Services totaled $104.7 million and $13.9 million, respectively, for the quarter, compared to $73.0 million and $13.4 million, respectively, a year ago.

Reported earnings from continuing operations for the fourth quarter of 2002 were $5.1 million, or $0.08 per diluted share, compared to $0.1 million, or approximately breakeven, in the fourth quarter of 2001. As required under generally accepted accounting principles, after-tax interest and amortization expense related to the Company's convertible notes of approximately $1.0 million and $4.2 million, respectively, for the fourth quarter and full-year 2002 has been added back to earnings from continuing operations for the purpose of calculating diluted earnings per share. Correspondingly, the approximately 16.1 million common shares into which the convertible notes can be exchanged have been added to the diluted share count for both the fourth quarter and full-year 2002.

Operating income (EBIT) totaled $10.3 million, or 8.7% of revenues, compared to $2.2 million, or 2.5% of revenues, in the same period a year ago. Earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $15.4 million, or 13.0% of revenues, compared to $7.7 million, or 8.9% of revenues in the fourth quarter of 2001. EBITDA is the equivalent of operating income (EBIT) of $10.3 million plus depreciation and amortization of $5.1 million.

Excluding non-recurring expenses of $10.3 million, or $0.08 per diluted share after-tax, and transition expenses of $3.4 million, or $0.03 per diluted share after-tax, earnings from continuing operations for the fourth quarter of 2002 were $13.7 million, or $0.19 per diluted share. Excluding both non-recurring and transition expenses, operating income totaled $24.0 million, or 20.2% of revenues, and EBITDA totaled $28.8 million, or 24.3% of revenues.

Schedules 3 and 4 provide summary financial results from continuing operations for the fourth quarter and full-year 2002 and 2001 by operating segment on both a reported and pro-forma basis. Schedule 5 provides a reconciliation of EBITDA and Operating Income.

Full-Year 2002 Financial Results

Revenues for the full-year 2002 totaled $463.3 million, compared to $314.0 million for the full-year 2001. Revenues from Accounts Payable Services and Other Ancillary Services totaled $408.9 million and $54.4 million, respectively, compared to $259.3 million and $54.7 million, respectively, a year ago.

Reported earnings from continuing operations before the cumulative effect of an accounting change for the full-year 2002 were $27.6 million, or $0.40 per diluted share, compared to $2.3 million, or $0.05 per diluted share, for the full-year 2001.

New Accounting Pronouncements

Effective January 1, 2002, the Company implemented SFAS 142, "Goodwill and Other Intangible Assets." SFAS 142 requires that an intangible asset with a finite life be amortized over its useful life, and that an intangible asset with an infinite life and goodwill not be amortized but evaluated for impairment. Accordingly, results for the fourth quarter and full-year 2002 do not include any goodwill amortization. For purposes of comparison, goodwill amortization expense totaled $2.3 million, or $0.03 per diluted share after-tax, in the fourth quarter of 2001 and $9.3 million, or $0.13 per diluted share after-tax, for the full-year 2001. As previously reported, in accordance with SFAS 142 implementation guidance, the Company recorded a non-cash, after-tax goodwill impairment charge of $17.2 million in 2002 as a cumulative effect of a change in accounting principle.

The Company also adopted SFAS 145, "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," for its fiscal year ended December 31, 2002 and, as such, reclassified the extraordinary loss of $1.6 million, net of income taxes recorded in the fourth quarter of 2001 resulting from the early termination of its former $200.0 million senior credit facility from an extraordinary item to selling, general and administrative expense. The extraordinary loss consisted of the write-off of $2.6 million in unamortized deferred loan costs, net of an income tax benefit of $1.0 million.

Cash Flow, DSOs and Capital Expenditures

Net cash from operating activities for the twelve months ended December 31, 2002 improved to approximately $42.8 million, compared to $29.2 million in 2001.

Company-wide, Days Sales Outstanding (DSOs) for the fourth quarter of 2002 stood at 53 days, compared to 55 days a year ago. DSOs for Accounts Payable Services were 59 days, compared to 60 days a year ago. Company-wide DSOs were lower than those for Accounts Payable Services, as two of the three business units which comprise the Other Ancillary Services reporting segment are on the cash basis of revenue recognition in accordance with Securities and Exchange Commission guidance.

Capital expenditures totaled approximately $5.2 million for the fourth quarter of 2002 and $24.6 million for the full year 2002. Capital expenditures were significantly higher in 2002 than the company estimates for 2003 due to the acquisition and integration of HS&A, as well as the relocation of the Company's corporate headquarters in 2002. Capital expenditures in 2003 are expected to be in the range of $13 - $15 million.

Share Repurchases

On October 28, 2002, the Company announced that its Board of Directors has authorized the repurchase of up to $50 million of PRG-Schultz common shares. Purchases may be made in the open market or in privately negotiated transactions from time to time and will depend on market conditions, business opportunities and other factors. During the fourth quarter 2002, the Company repurchased 0.8 million shares for approximately $7.5 million. The Company funded the purchases and anticipates funding future purchases through a combination of cash flow from operations and borrowings under the Company's senior bank credit facility.

Included in this authorization is the possibility of the Company exercising its second option to purchase up to approximately 1.45 million shares from an affiliate of PRG-Schultz director Howard Schultz, as previously announced in August 2002.

2003 Outlook

Cook said, "To reflect the challenges in our US business, and the increasing uncertainty in the major industries we serve, we are lowering our revenue expectations for 2003. We are also adjusting our earnings expectations to reflect this reduction, as well as some additional integration and consulting costs we will incur to effectively execute on the combination of our US Accounts Payable businesses, which are expected to total approximately $0.03 per diluted share. We continue to expect revenue growth of 18 - 22% in our international Accounts Payable business in 2003 and fully intend to capitalize on the strong growth opportunities in international markets through increased investments."

Full-year 2003

For the full-year 2003, total revenues from continuing operations are expected to range from $465 - $477 million. Revenues from Accounts Payable Services are estimated to range from $412 - $424 million. Revenues from Other Ancillary Services are estimated to approximate $53 million.

Diluted earnings per share from continuing operations are expected to range from $0.62 - $0.67 in 2003. This range reflects an earnings reduction of approximately $0.03 per diluted share for additional integration and consulting expenses to effect the combination of the US Accounts Payable business, the majority of which is expected to be incurred in the first half of 2003.

The Company anticipates generating operating income in the range of $80 - 85 million, or 17 - 18% of revenues in 2003. EBITDA, which equals operating income less depreciation and amortization, is expected to be in the range of $98 - $103 million, or 21 - 22% of revenues.

First Quarter 2003

For the first quarter 2003, total revenues from continuing operations are expected to range from $107 - $109 million. Revenues from Accounts Payable Services are estimated to range from $93 - $95 million. Revenues from Other Ancillary Services are estimated to approximate $14 million.

Diluted earnings per share from continuing operations are expected to range from $0.07 - $0.08 in the first quarter of 2003. This range reflects an earnings reduction of approximately $0.01 - $0.02 per diluted share in connection with the completion of the integration of the US Accounts Payable operations.

The Company noted that, compared to 2002, it expects a greater portion of annual revenues and earnings for 2003 to be generated in the second half of the year, which is more representative of the Company's historical experience.

Conference Call and Webcast Information

PRG-Schultz will hold a conference call today, February 27, 2003 at 10 a.m. ET. Listeners in the U.S. and Canada should dial 800.374.0518 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. or Canada should dial 706.643.1837. To access the conference call, provide the leader's name 'John Cook', reference the Company, and provide the passcode 'PRGX.'

The teleconference will also be audiocast on the Internet at www.prgx.com. Microsoft Windows Media Player is required to access the audiocast and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG-Schultz) is the world's leading provider of recovery audit services. PRG-Schultz employs approximately 3,500 employees, providing clients in over 40 countries with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG-Schultz industry specialists review client invoices, purchase orders, receiving documents, databases, and correspondence files to recover lost profits due to overpayments or under-deductions. PRG-Schultz is retained on a pay-for-performance basis, receiving a percentage of each dollar recovered.

Forward Looking Statements

Statements made in this news release which look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: (i) if the current economic slowdown worsens, our clients may not make sufficient levels of purchases from which to deduct our claim findings and we therefore may be unable to recognize anticipated revenues, (ii) the bankruptcy of any of our larger clients, or of any such clients' larger customers or suppliers, could impair then-existing accounts receivable and reduce expected future revenues from such clients, (iii) modifications to auditor compensation models may negatively impact employee retention, and therefore, our ability to generate revenues, (iv) the businesses comprising the other ancillary services segment may require additional time and effort of Company executives and additional Company resources to help them achieve desired profitability and may distract management from its focus on the Company's core accounts payable business, and there is no guaranty that the Company can operate these businesses efficiently and profitably, (v) we may not achieve anticipated expense savings, (vi) our past and future investments in technology and e-commerce may not benefit our business, (vii) our accounts payable businesses may not grow as expected, and we may not be able to increase the number of clients, particularly commercial, utilizing broad-scope audits, and (viii) our international expansion may prove unprofitable, and (ix) the integration of our US Retail and US Commercial Accounts Payable operations may adversely affect our ability to generate anticipated revenues and profits and may not be successful or may require more time, management attention or expense than we currently anticipate. Other risks and uncertainties that may affect our business include
(i) the  possibility of an adverse  judgment in pending  securities  litigation,
(ii) potential timing issues that could delay revenue recognition, (iii) future weakness in the currencies of countries in which we transact business, (iv) changes in economic cycles, (v) competition from other companies, (vi) changes in governmental regulations applicable to us, and and other risk factors discussed in our Securities and Exchange Commission filings, including the Company's Form 10-Q as filed with the Securities and Exchange Commission on November 13, 2002 and post-effective amendment to Form S-3, as filed with the Securities and Exchange commission on October 29, 2002. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

                              SCHEDULE 1
           PRG-Schultz International, Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations
            (Amounts  in thousands, except per share data)
                             (Unaudited)


                                    Three Months      Twelve Months
                                 Ended December 31, Ended December 31,
                                  ----------------- ------------------
                                     2002     2001     2002     2001
                                  -------- -------- -------- --------

Revenues                          $118,598 $ 86,373 $463,297 $314,025
Cost of revenues                    68,793   50,118  265,488  180,519
Selling, general and
 administrative expenses            39,537   34,102  144,724  118,902
                                   -------- -------- -------- --------

Operating income                    10,268    2,153   53,085   14,604

Interest (expense), net             (2,181)  (1,105)  (9,339)  (8,903)
                                   -------- -------- -------- --------

Earnings from continuing
 operations before income taxes,
 discontinued operations and
 cumulative effect of accounting
 change                              8,087    1,048   43,746    5,701

Income taxes                         2,992      906   16,186    3,363
                                   -------- -------- -------- --------

Earnings from continuing
 operations before discontinued
 operations and cumulative effect
 of accounting change operations
 and cumulative effect of
 accounting change                   5,095      142   27,560    2,338

Discontinued operations:
Loss from discontinued operations,
 net of income taxes                     -   (1,991)       -   (3,294)

Gain (loss) on disposal /
 retention of discontinued
 operations including operating
 results for phase-out period, net
 of income taxes                         -  (53,948)   2,716  (82,755)
                                   -------- -------- -------- --------

Gain (loss) from discontinued
 operations                              -  (55,939)   2,716  (86,049)
                                   -------- -------- -------- --------




Earnings (loss) before cumulative
 effect of accounting change         5,095  (55,797)  30,276  (83,711)

Cumulative effect of accounting
 change, net of income taxes             -        -  (17,208)       -
                                   -------- -------- -------- --------

Net earnings (loss)               $  5,095 $(55,797)$ 13,068 $(83,711)
                                   ======== ======== ======== ========

Basic earnings (loss) per share:
Earnings from continuing
 operations before discontinued
 operations and cumulative effect
 of accounting change             $   0.08 $      - $   0.44 $   0.05
Discontinued operations                  -    (1.15)    0.04    (1.78)
Cumulative effect of accounting
 change                                  -        -    (0.27)       -
                                   -------- -------- -------- --------
Net earnings (loss)               $   0.08 $  (1.15)$   0.21 $  (1.73)
                                   ======== ======== ======== ========

Diluted earnings (loss) per share:
Earnings from continuing
 operations before discontinued
 operations and cumulative effect
 of accounting change             $   0.08 $      - $   0.40 $   0.05
Discontinued operations                  -    (1.14)    0.03    (1.77)
Cumulative effect of accounting
 change                                  -        -    (0.21)       -
                                   -------- -------- -------- --------
Net earnings (loss)               $   0.08 $  (1.14)$   0.22 $  (1.72)
                                   ======== ======== ======== ========

Weighted average shares
 outstanding:
Basic                               62,961   48,645   62,702   48,298
                                   ======== ======== ======== ========
Diluted                             79,652   48,899   79,988   48,733
                                   ======== ======== ======== ========


                              SCHEDULE 2
           PRG-Schultz International, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                       (Amounts  in thousands)
                             (Unaudited)


                                            December 31, December 31,
                                                2002         2001
                                            ----------- ------------
                                  ASSETS
Current assets:
Cash and cash equivalents                    $    14,860 $     33,334
Receivables:
Contract receivables                              69,976       52,851
Employee advances and miscellaneous
 receivables                                       3,600        4,917
                                              ----------- ------------
        Total receivables                         73,576       57,768
                                              ----------- ------------
Funds held for client obligations                  9,043        8,784
Prepaid expenses and other current assets          4,068        4,860
Deferred income taxes                             25,930       21,216
                                              ----------- ------------
        Total current assets                     127,477      125,962
Property and equipment                            35,057       24,529
Noncompete agreements                                 93          188
Deferred loan costs                                1,011          875
Goodwill                                         371,833      196,820
Intangible assets                                 36,214            -
Deferred income taxes                             10,628       20,048
Other assets                                       3,467       10,838
                                              ----------- ------------
         Total assets                        $   585,780 $    379,260
                                              =========== ============


                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable                                $         - $     11,564
Current installments of long-term debt             5,527           20
Obligation for client payables                     9,043        8,784
Accounts payable and accrued expenses             24,269       23,937
Accrued payroll and related expenses              50,411       37,089
Deferred revenue                                   2,665        4,581
                                              ----------- ------------
        Total current liabilities                 91,915       85,975
Long-term debt, excluding current
 installments                                     26,363            -
Convertible notes, net of unamortized
 discount of $3,509 in 2002
 and $3,834 in 2001                              121,491      121,166
Deferred compensation                              4,011        4,024
Other long-term liabilities                        4,115            -
                                              ----------- ------------
        Total liabilities                        247,895      211,165
                                              ----------- ------------





Shareholders' equity:
Preferred stock                                        -            -
Common stock                                          67           51
Additional paid-in capital                       491,894      320,126
Accumulated deficit                             (110,678)    (123,746)
Accumulated other comprehensive loss              (1,601)      (6,385)
Less treasury stock at cost                      (41,182)     (21,024)
Unearned portion of restricted stock                (615)        (927)
                                              ----------- ------------
        Total shareholders' equity               337,885      168,095
                                              ----------- ------------

                                              ----------- ------------
         Total liabilities and shareholders'
          equity                             $   585,780 $    379,260
                                              =========== ============



                              SCHEDULE 3
                  PRG-Schultz International, Inc. and
                             Subsidiaries
               Summary Reported and Pro-Forma Operating
              Segment Results from Continuing Operations
                              (Unaudited)


Three Months Ended December 31
(in thousands except earnings per share  data)
----------------------------------------------------------------------
                                           2002
                -----------------------------------------------------
                      As Reported      Non-   Transition  Pro-Forma
                                     Recurring Expenses
                                     Expenses
                -----------------------------------------------------
                      $     % Rev.        $         $      $   % Rev.
                -----------------------------------------------------
Accounts Payable Services
-------------------------

Revenues            $ 104,699                           $104,699
Operating Income    $  30,997  29.6%  $   125   $   401 $ 31,523 30.1%
                -----------------------------------------------------

Other Ancillary Services
------------------------

Revenues            $  13,899                           $ 13,899
Operating Income    $   2,011  14.5%  $     0   $     0 $  2,011 14.5%
                -----------------------------------------------------
Corporate Support
--------------------

Operating Income     ($22,740)-19.2%  $10,166   $ 3,003  ($9,571)-8.1%
                -----------------------------------------------------
Total
--------------------
Revenues            $ 118,598                           $118,598
Operating Income    $  10,268   8.7%  $10,291   $ 3,404 $ 23,963 20.2%

Earnings from
Continuing
 Operations         $   5,095   4.3%  $ 6,483   $ 2,145 $ 13,723 11.6%

Diluted Earnings Per
 Share from
 Continuing
 Operations         $    0.08         $  0.08   $  0.03 $   0.19

Diluted Shares         79,652          79,652    79,652   79,652
                -----------------------------------------------------




                                         2001
                -----------------------------------------------------
                   As Reported      Non-     Goodwill     Pro-Forma
                                  Recurring Amortization
                                  Expenses
                -----------------------------------------------------
                      $  % Rev.          $         $       $  % Rev.
                -----------------------------------------------------
Accounts Payable Services
--------------------------

Revenues         $  72,965                              $ 72,965
Operating Income $  13,315  18.2%  $ 2,347      $ 1,931 $ 17,593 24.1%
                -----------------------------------------------------
Other Ancillary Services
--------------------------
Revenues         $  13,408                              $ 13,408
Operating Income $     582   4.3%  $ 1,522      $   415 $  2,519 18.8%
                -----------------------------------------------------
Corporate Support
-----------------

Operating Income  ($11,744)-13.6%  $ 4,529         ($93) ($7,308)-8.5%
                -----------------------------------------------------
Total
-----------------
Revenues         $  86,373         $     0      $     0 $ 86,373
Operating Income $   2,153   2.5%  $ 8,398      $ 2,253 $ 12,804 14.8%

Earnings from
Continuing
 Operations      $     142   0.2%  $ 4,317      $ 1,549 $  6,008  7.0%

Diluted Earnings
 Per Share from
 Continuing
 Operations      $    0.00         $  0.09      $  0.03 $   0.12

Diluted Shares      48,899          48,899       48,899   48,899
                -----------------------------------------------------


Note:  Diluted Earnings Per Share Excludes Discontinued Operations.



                              SCHEDULE 4
           PRG-Schultz International, Inc. and Subsidiaries
           Summary Reported and Pro-Forma Operating Segment
                  Results from Continuing Operations
                              (Unaudited)

Twelve Months Ended December 31
(in thousands except earnings per share data)
----------------------------------------------------------------------
                                       2002
                -----------------------------------------------------
                    As Reported      Non-   Transition   Pro-Forma
                                   Recurring Expenses
                                   Expenses
                -----------------------------------------------------
                     $     % Rev.      $         $        $    % Rev.
                -----------------------------------------------------
Accounts Payable Services
----------------------------------

Revenues         $ 408,900                            $ 408,900
Operating Income $ 112,529   27.5%  $ 1,775   $ 3,772 $ 118,076  28.9%
                -----------------------------------------------------
Other Ancillary Services
----------------------------------
Revenues         $  54,397                            $  54,397
Operating Income $   8,292   15.2%  $     0   $     0 $   8,292  15.2%
                -----------------------------------------------------
Corporate Support
-----------------

Operating Income  ($67,736) -14.6%  $12,279   $16,679  ($38,778) -8.4%
                -----------------------------------------------------
Total
-----------------
Revenues         $ 463,297                            $ 463,297
Operating Income $  53,085   11.5%  $14,054   $20,451 $  87,590  18.9%

Earnings from
Continuing
 Operations      $  27,560    5.9%  $ 8,854   $12,884 $  49,298  10.6%

Diluted Earnings
 Per Share from
 Continuing
 Operations      $    0.40          $  0.11   $  0.16 $    0.67

Diluted Shares      79,988           79,988    79,988    79,988
                -----------------------------------------------------






                                         2001
                -----------------------------------------------------
                As Reported      Non-     Goodwill       Pro-Forma
                               Recurring Amortization
                               Expenses
                -----------------------------------------------------
                   $   % Rev.      $          $           $   % Rev.
                -----------------------------------------------------
Accounts Payable Services
----------------------

Revenues     $ 259,264                               $ 259,264
Operating
 Income      $  51,493   19.9%  $ 2,516      $ 7,721 $  61,730   23.8%
                -----------------------------------------------------
Other Ancillary Services
----------------------
Revenues     $  54,761                               $  54,761
Operating
 Income      $   1,299    2.4%  $ 4,706      $ 1,653 $   7,658   14.0%
                -----------------------------------------------------
Corporate Support
-------------

Operating
 Income       ($38,188) -12.2%  $ 5,160         ($33) ($33,061) -10.5%
                -----------------------------------------------------
Total
-------------
Revenues     $ 314,025          $     0      $     0 $ 314,025
Operating
 Income      $  14,604    4.6%  $12,382      $ 9,341 $  36,327   11.6%

Earnings from
Continuing
 Operations  $   2,338    0.7%  $ 6,198      $ 6,398 $  14,934    4.8%

Diluted
 Earnings Per
 Share from
 Continuing
 Operations  $    0.05          $  0.13      $  0.13 $    0.31

Diluted
 Shares         48,733           48,733       48,733    48,733
                -----------------------------------------------------


Note: Diluted Earnings Per Share Excludes Discontinued Operations and Cumulative Effect of Accounting Change (2002).



                              SCHEDULE 5
           PRG-Schultz International, Inc. and Subsidiaries
    Summary EBITDA and Operating Income from Continuing Operations
                            Reconciliation

(in thousands)                                  (Unaudited)


                                    Three Months      Twelve Months
                                 Ended December 31, Ended December 31,
                                 ------------------------------------
                                   2002     2001      2002     2001
                                  ------- --------- --------- -------

Operating Income                  $10,268 $   2,153 $  53,085 $14,604

Add-back:
Depreciation and Amortization     $ 5,111 $   5,509 $  18,503 $21,865
---------------------------------- ------- --------- --------- -------

EBITDA                            $15,379 $   7,662 $  71,588 $36,469

Add-back:
Non-Recurring Expenses            $ 9,986 $   8,398 $  13,079 $12,382
Transition Expenses               $ 3,404 $       - $  18,755 $     -
---------------------------------- ------- --------- --------- -------

EBITDA Excluding Non-Recurring &
Transition Expenses               $28,769 $  16,060 $ 103,422 $48,851


EBITDA as % of Revenues              13.0%      8.9%     15.5%   11.6%

EBITDA Excluding Non-Recurring &
Transition Expenses as % of
 Revenues                            24.3%     18.6%     22.3%   15.6%



SOURCE: PRG-Schultz International, Inc.






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